Exhibit 99.1

MathStar, Inc. Announces Fourth Quarter Earnings Conference Call

          MINNETONKA, Feb. 24 /PRNewswire-FirstCall/- MathStar, Inc. (Nasdaq: MATH), the FPOA leader, today announced it will hold a conference call for interested members of the investment community at 3:30 p.m. Central Time on Tuesday, February 28, 2006 to discuss the company’s fourth quarter results and business outlook. The company will release earnings after the market close on February 28, 2006.

          The dial in numbers for the conference call are 303-262-2191/800-257-2182.  A replay of the call will be available on the company’s web site, http://www.mathstar.com .

          About MathStar, Inc.

          MathStar is a fabless semiconductor company that designs, manufactures and markets a new class of programmable logic chips called “Field Programmable Object Arrays,” or FPOAs. FPOAs are high-performance, reprogrammable integrated circuits based on proprietary Silicon Object(tm) technology. FPOAs process logic functions at a clock rate up to 1 Gigahertz, which is two to four times faster than current commercially available programmable logic devices. MathStar’s flagship product, the SOA13D40 FPOA represents a powerful solution that is ideal for digital signal processing and filtering applications in the machine vision, video processing, medical imaging and military/aerospace markets.  FPOAs are available now and supported by a wide range of development tools, libraries, application notes and technical documentation.  For more information, please visit http://www.mathstar.com .

SOURCE  MathStar, Inc.
          -0-                                                  02/24/2006
          /CONTACT:  Douglas M. Pihl, or James W. Cruckshank, both of MathStar, Inc., +1-952-746-2200, info@mathstar.com /
          /First Call Analyst: /
          /FCMN Contact: stacy.volk@mathstar.com /
          /Web site:  http://www.mathstar.com /